UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 16, 2005

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2005, Jamie S. Miller resigned her position as Vice President and Controller (Principal Accounting Officer) of Genworth Financial, Inc. (the “Corporation”). Ms. Miller is leaving the Corporation in September to join PricewaterhouseCoopers LLP in Chicago, Illinois, as a partner in the Advisory Consulting Practice.

On August 16, 2005, Scott R. Lindquist, age 41, was appointed Vice President and Controller (Principal Accounting Officer) of the Corporation.

Mr. Lindquist recently joined the Corporation from The Phoenix Companies, Inc., a provider of wealth management products and services, where he served as Senior Vice President and Chief Accounting Officer from January 2003 through July 2005 and was responsible for corporate accounting, financial reporting, financial planning and analysis, corporate tax, financial reporting controls, and expense management functions. From September 2002 through December 2003, Mr. Lindquist served as Vice President and Chief Accounting Officer of The Phoenix Companies, Inc. Prior thereto, from July 2000 through September 2002, Mr. Lindquist served as an audit partner with PricewaterhouseCoopers LLP in its national insurance services practice. Mr. Lindquist received a Masters of Business Administration degree from the University of Connecticut and a Bachelor of Science degree in Accounting from the Pennsylvania State University. Mr. Lindquist is a certified public accountant and a certified internal auditor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: August 22, 2005	By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President – Chief Financial Officer

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